                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report, which contained a captioned opinion dated July 3, 1996, and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
August 12, 1996
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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 19, 1996 on LAN Systems, Inc. consolidated financial statements included in or made part of this registration statement filed by Donnelley Enterprise Solutions Incorporated.

                                          Arthur Andersen LLP

New York, New York
August 12, 1996